Exhibit 24

EDISON INTERNATIONAL

POWER OF ATTORNEY

The undersigned, EDISON INTERNATIONAL, a California corporation, and certain of its officers and/or directors do each hereby constitute and appoint ADAM S. UMANOFF, W. JAMES SCILACCI, AARON D. MOSS, BARBARA E. MATHEWS, ROBERT C. BOADA, GEORGE T. TABATA, PAIGE W. R. WHITE, MICHAEL A. HENRY DARLA F. FORTE and JAMES W. HARRIS, JR., or any of them, to act as attorney‑in-fact, for and in their respective names, places, and steads, to execute, sign, and file or cause to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement or registration statements and all amendments and/or supplements thereto for the purposes of registering and/or continuing the registration of up to 16,500,000 additional shares of Common Stock of Edison International to be offered and sold through the Edison International 2007 Performance Incentive Plan, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and appropriate to be done in and about the premises as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorneys‑in-fact.

Exhibit 24

Executed at Rosemead, California, as of this 28th day of April, 2016.

EDISON INTERNATIONAL
	By:	/s/ Theodore F. Craver, Jr.
Theodore F. Craver, Jr. Chairman of the Board, President, Chief Executive Officer and Director
Attest:
/s/ Barbara E. Mathews
Barbara E. Mathews Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary

Edison International
Power of Attorney dated April 28, 2016
2007 Performance Incentive Plan
(Amended and Restated effective May 2, 2016)

Principal Executive Officer:
/s/ Theodore F. Craver, Jr.
Theodore F. Craver, Jr.	Chairman of the Board, President,
Chief Executive Officer, and Director
Principal Financial Officer:
/s/ W. James Scilacci
W. James Scilacci	Executive Vice President and Chief
Financial Officer
Controller or Principal Accounting Officer:
/s/ Aaron D. Moss
Aaron D. Moss	Vice President and Controller

Additional Directors:

/s/ Jagjeet S. Bindra	Director	/s/ William P. Sullivan	Director
Jagjeet S. Bindra /s/ Vanessa C.L. Chang	Director	William P. Sullivan /s/ Ellen O. Tauscher	Director
Vanessa C.L. Chang /s/ James T. Morris	Director	Ellen O. Tauscher /s/ Peter J. Taylor	Director
James T. Morris /s/ Richard T. Schlosberg, III	Director	Peter J. Taylor /s/ Brett White	Director
Richard T. Schlosberg, III /s/ Linda G. Stuntz	Director	Brett White
Linda G. Stuntz